Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of SMTC Corporation of our report dated March 15, 2019 relating to the consolidated financial statements of SMTC Corporation, which appears in SMTC Corporation’s Annual Report on Form 10-K for the year ended December 30, 2018. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Oakville, Ontario, Canada
March 18, 2019